Exhibit 32.1

CERTIFICATION REQUIRED BY RULE 13a-14(b) OR RULE 15d-14(b) AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Metaline Mining & Leasing Company, a Washington Corporation, (the “Company”) hereby certifies to such officer’s knowledge that:

1.

This quarterly report on Form 10-QSB of Metaline Mining & Leasing Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Metaline Mining & Leasing Company

Date:  November 13, 2003

/s/ Gregory B. Lipsker

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Gregory B. Lipsker, President